UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 9, 2013

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                 Regulation FD Disclosure

Beginning July 9, 2013, management of True Religion Apparel, Inc. will use the information below in conversations and meetings with potential lenders:

Preliminary Second Quarter 2013 Net Sales

–                Net sales for the second quarter 2013 increased 11.1% to $116.6 million as compared to $104.9 million for the second quarter 2012

–                U.S. Consumer Direct net sales increased 11.0% for the second quarter 2013, as compared to the second quarter 2012; same-store sales decreased 1.2%

–                U.S. Wholesale net sales for the second quarter 2013 increased 9.4%, as compared to the second quarter 2012, to $24.5 million

–                International net sales for the second quarter 2013 increased 15.6%, as compared to the second quarter 2012, to $20.5 million

–                Net sales for 2013 year to date increased 12.1% to $237.3 million as compared to $211.7 million for the same period in 2012

–                U.S. Consumer Direct net sales year to date increased by 11.5%, as compared to the six months ended June 30, 2012; same-store sales decreased 0.2%

–                U.S. Wholesale net sales year to date increased 14.1%, as compared to the six months ended June 30, 2012, to $50.1 million

–                International net sales year to date increased 13.5%, as compared to the six months ended June 30, 2012, to $41.8 million

Q2 2013 Net Sales Results by Segment

(Dollar amounts in thousands)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
			% Increase/			% Increase/
Net sales:	2013	2012	(Decrease)	2013	2012	(Decrease)
U.S. Consumer Direct	$71,415	$64,362	11.0%	$144,761	$129,819	11.5%
U.S. Wholesale	24,526	22,416	9.4%	50,061	43,861	14.1%
International	20,486	17,724	15.6%	41,832	36,856	13.5%
Core Services	136	407	(66.6)%	704	1,158	(39.2)%
Total net sales	$116,563	$104,909	11.1%	$237,358	$211,694	12.1%

Store Openings

During the second quarter of 2013, True Religion Apparel opened eight stores in the U.S., one store in Canada, and one store in Hong Kong.  As of June 30, 2013, the Company operated 130 stores in the U.S. and 33 international stores.  (For additional details on stores opened during the quarter, please refer to the June 30, 2013 Retail Store Summary below.)

True Religion Apparel, Inc. - Retail Store Summary

As of June 30, 2013

Store Count	As of March 31, 2013	Opened during Q2 2013	Closed during Q2 2013	As of June 30, 2013
US Stores
Regular Price	85	6	1	90
Outlet	39	2	1	40
US Store Total	124	8	2	130

International Stores
Regular Price	21	2	0	23
Outlet	10	0	0	10
International Store Total	31	2	0	33
Total US and International Stores	155	10	2	163

	As of			As of
Store Count	June 30, 2012			June 30, 2013
US Stores
Regular Price	83			90
Outlet	33			40
US Store Total	116			130

International Stores
Regular Price	14			23
Outlet	9			10
International Store Total	23			33
Total US and International Stores	139			163

The information contained in this Item 7.01 is furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 9, 2013	TRUE RELIGION APPAREL, INC.

	By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Chief Financial Officer